Exhibit 6(b)


                          Asset Allocation Portfolios
                         Elizabethan Square, 2nd Floor
                         George Town, Grand Cayman, BWI


                                November 1, 1997

The Landmark Funds Broker-Dealer Services, Inc.
c/o Signature Financial Group (Cayman), Ltd.
Elizabethan Square, 2nd Floor
George Town, Grand Cayman, BWI

      Re:  Asset Allocation Portfolios - Placement
             Agency Agreement

Ladies and Gentlemen:

      This letter serves as notice that Large Cap Value Portfolio, Small Cap Value Portfolio, Intermediate Income Portfolio, Short-Term Portfolio, International Portfolio and Foreign Bond Portfolio (collectively the "Portfolios") are added to the list of series of Asset Allocation Portfolios (the "Trust") to which The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS") renders services as placement agent pursuant to the terms of the Placement Agency Agreement dated as of February 9, 1996 (the "Agreement") between the Trust and LFBDS.

      Please sign below to acknowledge your receipt of this notice adding the Portfolios as beneficiaries under the Agreement.

                          ASSET ALLOCATION PORTFOLIOS


                          By:     Susan Jakuboski
                          Title:  Assistant Secretary


Acknowledgment:

THE LANDMARK FUNDS BROKER-DEALER SERVICES, INC.


By:     Philip Coolidge
Title:  CEO